Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$20,577,580
Unrealized Gain (Loss) on Market Value of Commodity Futures	13,162,030
Dividend Income	1,239,530
Interest Income	633,379
ETF Transaction Fees	8,400
Total Income (Loss)	$35,620,919

Expenses
General Partner Management Fees	$409,554
Professional Fees	84,854
Brokerage Commissions	42,066
Directors' Fees and Insurance	11,890
Total Expenses	$548,364
Net Income (Loss)	$35,072,555

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/26	$615,262,133
Additions (1,750,000 Shares)	87,619,235
Withdrawals (2,250,000 Shares)	(117,011,923)
Net Income (Loss)	35,072,555

Net Asset Value End of Month	$620,942,000
Net Asset Value Per Share (11,750,000 Shares)	$52.85

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596